UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2014

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2014, Craig P. Leach advised the Board that he intends to retire from AMERISAFE, Inc. (the “Company”) effective December 31, 2014. Mr. Leach, age 64, currently serves as the Company’s Executive Vice President, Sales and Marketing, a position he has held since August 2002.

In connection with his retirement, Mr. Leach will enter into a consulting agreement with the Company. The consulting agreement has a term of five years beginning on January 1, 2015, pursuant to which Mr. Leach will provide insurance and business consulting services to the Company. For these services, the Company will pay Mr. Leach an annual consulting fee of $110,000 in 2015 and 2016, $109,000 in 2017 and $105,000 in 2018 and 2019. Under the consulting agreement, Mr. Leach is subject to confidentiality, non-competition and certain other covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Rowan
Kathryn H. Rowan, Senior Vice President, General Counsel and Secretary

Date: June 5, 2014